UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2006, Harvard Bioscience, Inc. (the “Company”) entered into the Second Amendment to the Revolving Credit Loan Agreement (“Amendment”) with the lenders that are signatories thereto (“Lenders”) and Brown Brothers Harriman & Co. (“BBH”). The Amendment amended the terms of the Company’s current $20 million credit facility, by allowing borrowing of up to $10 million in Eurocurrency and extending the maturity date from January 1, 2007 to December 1, 2009. As a part of the Amendment, the lenders under the credit facility also consented to the sale of the Company’s capital equipment business; provided that it is closed on or before March 31, 2007, all cash proceeds are used to prepay the credit facility and certain other conditions are met.

The credit facility bears interest at either (1) the base rate announced by BBH from time to time, (2) the London Interbank Offered Rate (“LIBOR”) or (3) the Eurocurrency base rate, plus, in the case of LIBOR or the Eurocurrency base rate, a margin of 2.5% or 2.75% depending on the Company’s debt service leverage ratio. The Company will also pay a 0.25% or 0.375% fee on the unused portion of the credit facility depending on its leverage ratio. Under the credit facility, the Company is subject to certain customary covenants, including, but not limited to, being in compliance with financial covenants relating to maximum leverage, minimum debt service coverage and minimum working capital. The credit facility also contains limitations on the Company’s ability to incur additional indebtedness and requires creditor approval for acquisitions funded with cash, promissory notes and/or other consideration in excess of $6 million and for acquisitions funded solely with equity in excess of $10 million. If the Company is not in compliance with these covenants, breaches any material representation or warranty in the credit facility, defaults in any payment due under the credit facility or any other indebtedness of $500,000 or more, fails to discharge within a specified time period a judgment against the Company that is reasonably likely to have a material adverse affect on the Company or ceases to be solvent or if certain other bankruptcy events occur, then the credit facility agent may declare all of the amounts drawn on the $20 million facility immediately due and payable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Second Amendment to the Revolving Credit Loan Agreement dated as of December 1, 2006, by and among Harvard Bioscience, Inc., the Lenders that are signatories thereto and Brown Brothers Harriman & Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: December 6, 2006	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to the Revolving Credit Loan Agreement dated as of December 1, 2006, by and among Harvard Bioscience, Inc., the Lenders that are signatories thereto and Brown Brothers Harriman & Co.

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